SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                               (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Materials Pursuant to Section 240.14a-12


                  ALLIANCE NATIONAL MUNICIPAL INCOME FUND, INC.
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                (Name of Registrant as Specified In Its Charter)



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                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

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


(LOGO)                                                IMPORTANT NOTICE REGARDING
                                                            YOUR INVESTMENT


                   ACM MUNICIPAL SECURITIES INCOME FUND, INC.

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                           1345 Avenue of the Americas
                               New York, NY 10105

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                                                               February 26, 2007

Dear Stockholder:

The Special Meeting of Stockholders of ACM Municipal Securities Income Fund, Inc. (the "Fund") was scheduled on February 22, 2007 for stockholders to vote on the proposed acquisition of the assets and assumption of the liabilities of the Fund by Alliance National Municipal Income Fund, Inc. ("National Municipal") (the "Acquisition") and the dissolution of the Fund.

The Special Meeting was convened on February 22, 2007 for common and preferred holders voting as a single class, but was adjourned until Thursday, March 15, 2007 for the preferred holders voting as a separate class. The Special Meeting will be reconvened at the offices of the Fund, 1345 Avenue of the Americas, New York, New York at 4:00 p.m. Eastern Time with respect to the preferred holders voting as a separate class.

At the Special Meeting Stockholders are being asked to consider the proposed Acquisition. If the Acquisition is approved, each holder of the Fund's common stock will receive shares of National Municipal common stock having an aggregate net asset value ("NAV") equal to the aggregate NAV of the stockholder's shares in the Fund and each holder of the Fund's preferred stock will receive shares of a similar class of National Municipal preferred stock having the same aggregate liquidation preference and value.

OUR RECORDS INDICATE THAT YOU HAVE NOT YET VOTED ON THIS PROPOSAL. IF YOU ARE NOT PLANNING TO ATTEND THE SPECIAL MEETING, PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

Another copy of your proxy ballot is enclosed for your convenience. Should you have any questions regarding the Proposal or to vote your shares, please call 1-800-331-5817.

To vote your shares, the following voting options have been set up for your convenience.

     1. Vote by Phone. You may cast your vote by phone by calling the phone number located on the enclosed proxy ballot.

     2. Vote Through the Internet. You may cast your vote using the internet by logging on to the internet address located on the enclosed proxy ballot and following the instructions on the website.

     3. Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage paid return envelope provided.

Again, please do not hesitate to call toll-free 1-800-331-5817 if you have any questions regarding this Special Meeting.

No matter how many shares you own, your vote is important. Thank you for your assistance with this important matter.

Sincerely,

Marc. O. Mayer
President





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